CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact:  Heather J. Wietzel

(513) 870-2768

Media Contact:  Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Third-quarter Net Income and Operating Income* at 66 Cents

Cincinnati, November 1, 2006 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

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Third-quarter and nine-month net and operating income in line with previous announcement.

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Record book value of $37.32 per share.

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Results tempered by rising loss severity and by storm activity that will lead to record year for catastrophe losses.

Financial Highlights

(Dollars in millions except share data)	Three months ended September 30,			Nine months ended September 30,
	2006	2005	Change %	2006	2005	Change %
Revenue Highlights
Earned premiums	$819	$790	3.6	$2,446	$2,361	3.6
Investment income	144	134	7.5	425	390	9.0
Total revenues	967	944	2.4	3,556	2,801	27.0
Income Statement Data
Net income	$115	$117	(1.6)	$800	$419	90.7
Net realized investment gains and losses	0	10	(100.8)	427	24	1,690.9
Operating income*	$115	$107	7.5	$373	$395	(5.6)
Per Share Data (diluted)
Net income	$0.66	$0.66	0.0	$4.56	$2.37	92.4
Net realized investment gains and losses	0.00	0.05	nm	2.43	0.14	1,635.7
Operating income*	$0.66	$0.61	8.2	$2.13	$2.23	(4.5)

Book value				$37.32	$34.43	8.4
Cash dividend declared	$0.335	$0.305	9.8	$1.005	$0.90	11.7
Weighted average shares outstanding	175,260,063	176,806,267	(0.9)	175,542,616	177,212,677	(0.9)

Insurance Operations Highlights

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2.4 percent and 3.2 percent increases in three- and nine-month property casualty net written premiums.

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Strong commercial lines growth with three-month net written premiums up 6.5 percent and new business at $89 million.

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Third-quarter personal lines new business up 14.4 percent. Rate changes made effective July 1, 2006, have better positioned personal lines products in certain markets.

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96.1 percent and 94.2 percent three- and nine-month property casualty combined ratios, in line with previous announcement.

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Catastrophe losses contributed 3.5 and 5.5 percentage points to the 2006 three- and nine-month combined ratios. In the comparable 2005 periods, catastrophe losses contributed 8.6 and 3.6 percentage points to the ratios.

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5 cents and 15 cents contribution from the life insurance segment to three- and nine-month 2006 operating income.

Investment and Balance Sheet Highlights

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7.5 percent and 9.0 percent growth in three- and nine-month pretax investment income.

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Book value of $37.32 at September 30, 2006, up $2.44 from year-end 2005 level. Invested assets rose on new investments, interest-rate-driven improvement in bond values and appreciation of equity portfolio.

Full-year 2006 Outlook in Line with October 23, 2006, Announcement**

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Property casualty written premiums target unchanged at 2+ percent growth in full-year 2006. Growth in commercial lines is more than offsetting the expected decline in personal lines.

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Combined ratio target raised to a range of 94 percent to 95 percent including at least 5.0 percentage points from full-year catastrophe losses, from a range of 92 percent to 94 percent including 4.0 to 4.5 percentage points.

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Investment income growth target unchanged at 8.0 percent to 8.5 percent range for full-year 2006.

*

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles or Statutory Accounting Principles.

**

Outlook and related assumptions are subject to the risks outlined in the company's forward-looking information safe-harbor statement (see Page 9).

Overall Results and Long-term Position

“Third-quarter property casualty underwriting results reflected the normal ebb and flow of the insurance business. As we reported on a preliminary basis on October 23, a few business lines showed some inconsistency because of rising loss severity, including higher new large losses. We are further studying those lines so they can receive the attention necessary. We are confident we are working effectively to address each set of circumstances appropriately,” said John J. Schiff, Jr., CPCU, chairman and chief executive officer. “Looking at the big picture, many aspects of our third-quarter performance were exemplary and strengthened our confidence in our long-term outlook..

“In the insurance area, our largest commercial and personal business lines reported healthy third-quarter results, in line with recent trends. Business policyholders are continuing to respond favorably to their local independent agents’ presentation of the Cincinnati value proposition – customized, multi-year coverage packages, superior claims service, our A++ rating from A.M. Best Co. and a local field force. Personal lines policyholders are responding favorably to agents’ presentation of new pricing for Cincinnati’s personal lines products, leading to the first quarter-over-quarter increase in new personal lines business since the fourth quarter of 2002. And our life insurance operation continued to contribute to income, an important balance to the inevitable swings in property casualty insurance results.”

Turning to investments, Schiff added, “Our buy-and-hold equity investing strategy drives the company’s long-term growth and stability and contributed again in the third quarter. Investment income growth was healthy, helped by dividends from our equity holdings. New investments, interest-rate driven improvement in bond values and appreciation of the equity portfolio led to higher investment assets and a $2.44 gain in book value from year-end to a record $37.32.”

Schiff said, “Our long-standing strategy is to be strong on agency relationships, claims service and reserving, and total return investing. We continued during the third quarter to protect and build on these advantages, providing a stable market for our agents’ business and producing steady value for our shareholders.”

Year-to-date Catastrophe Losses

James E. Benoski, vice chairman, chief insurance officer and president, said, “This year, as in 2005, policyholders have had ample opportunities to benefit from the Cincinnati relationship. After a number of second quarter storms, severe weather continued across the Midwest during the third quarter. Policyholders affected by an April hailstorm also continue to report claims, moving the total from that storm above our initial estimate. Of the more than 8,500 catastrophe claims reported for storms during the first nine months of this year, approximately 93 percent are already closed. Our claims representatives’ prompt responses and personal approach reflect positively on our agents, supporting their marketing efforts to value-oriented clients.

“In early October, a Midwest storm caused heavy hail damage in central Ohio, resulting in at least $35 million of losses for our policyholders. Of the approximately 1,500 losses we have received from policyholders affected by that storm, more than 68 percent are already closed,” Benoski noted.

2006 Property Casualty Outlook Update

Kenneth W. Stecher, chief financial officer and executive vice president commented, “In view of the healthy investment income and premium trends, we remain comfortable with the targets for these measures we provided last quarter. Investment income growth should be between 8.0 and 8.5 percent. Our consolidated property casualty written premium growth should be at least 2 percent for the year compared with the 2.6 percent increase in 2005.

“As we announced on October 23, we have modified our expected range for the combined ratio to 94 percent to 95 percent, including at least 5.0 percentage points from full-year catastrophe losses. Catastrophe losses through nine months totaled $130 million, and we’ve already experienced one major storm in October. The rising level of large, non-catastrophe losses in the third quarter took away some of the cushion we had to handle this year’s higher level of catastrophe losses. Without any additional storms, we’re already at a record level that will add at least 5 percentage points to the full-year combined.”

Looking at other aspects of the combined ratio, Stecher said, “We continue to believe that savings in 2006 from favorable loss reserve development from prior accident years is likely to reduce the 2006 combined ratio by 2 to 3 percentage points, in line with historical levels. Net savings from favorable development improved this year’s third-quarter loss and loss expense ratio by 4.9 percentage points. For the first nine months of 2006, savings improved the ratio by 1.5 percentage points. In 2005 and 2004, savings – particularly for liability coverages – were at a higher-than-normal level.”

Opportunities

Schiff added, “We plan to finish the year with more agencies than ever, carefully appointing only the most professionally managed agencies in each area where we see opportunities to bring Cincinnati’s insurance products and services to families and businesses. This high-quality representation is an advantage we have been carefully expanding. We made 49 agency appointments in the first nine months, near our target of 55 to 60 new agency appointments for the year. These new appointments and other changes in agency structures brought total reporting agency locations to 1,286, a net increase of 34 since year-end 2005.

“The agencies that market our insurance products recently helped The Cincinnati Insurance Companies rank among the top companies in a survey conducted by Greenwich Associates, an independent financial services research firm. Greenwich surveyed a broad cross-section of agents and brokers to statistically measure carriers on fundamental qualitative measures, including client loyalty, claims coordination, competitive pricing and coverage.”

Schiff concluded, “We continue to target above-industry-average growth in written premiums and industry-leading profitability. We believe that our 2006 performance will support our ability to reward shareholders over the long term.”

Property Casualty Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2006	2005	Change %	2006	2005	Change %
Written premiums	$780	$761	2.4	$2,423	$2,349	3.2

Earned premiums	$791	$765	3.4	$2,362	$2,283	3.5

Loss and loss expenses excluding catastrophes	489	435	12.2	1,375	1,312	4.8
Catastrophe loss and loss expenses	27	66	(58.2)	130	83	57.2
Commission expenses	147	151	(2.6)	452	451	0.4
Underwriting expenses	94	84	11.4	256	225	13.7
Policyholder dividends	3	3	39.4	12	7	56.5
Underwriting profit	$31	$26	19.0	$137	$205	(33.4)

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	61.7%	56.9%		58.3%	57.5%
Catastrophe loss and loss expenses	3.5	8.6		5.5	3.6
Loss and loss expenses	65.2	65.5		63.8	61.1
Commission expenses	18.7	19.8		19.1	19.7
Underwriting expenses	11.8	11.0		10.8	9.9
Policyholder dividends	0.4	0.3		0.5	0.3
Combined ratio	96.1%	96.6%		94.2%	91.0%

Property Casualty Insurance Highlights

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2.4 percent rise in three-month 2006 property casualty written premiums, with a 3.2 percent nine-month increase. The 2006 net written premium growth rates were increased by the net effect of reinsurance reinstatement premiums and assumed pool adjustments in the third quarter of 2005. These added 0.5 and 0.1 percentage points, respectively, to the growth rates for the three and nine months ended September 30, 2006.

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$98 million in new business written directly by agencies compared with $79 million in last year’s three months. Nine-month new business rose 16.1 percent to $268 million from $231 million.

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1,065 agency relationships with 1,286 reporting locations marketing our insurance products at September 30, 2006, up from 1,024 agency relationships with 1,252 locations at year-end 2005.

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3.2 percentage point increase in the nine-month property casualty combined ratio due to rising loss severity, catastrophe losses, a lower level of savings from favorable development on prior period reserves and underwriting expenses, including stock option expensing.

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$27 million in third-quarter 2006 catastrophe losses, reflecting $19 million from weather events during the period and $8 million of development on catastrophe events in prior periods. $130 million in nine-month 2006 catastrophe losses contributed 5.5 percentage points to the nine-month combined ratio.

2006 Year-to-date Events	Dates	States Primarily Affected	Reported Claims (as of October 27)	Loss Estimate (pretax, net of reinsurance)
Midwest tornadoes and severe weather	Mar. 11-13	Arkansas, Illinois, Indiana, Kansas, Missouri, Oklahoma	1,629	$38 million
Midwest wind and hail	Apr. 2-3	Arkansas, Illinois, Indiana, Kentucky, Missouri, Tennessee	1,227	$18 million
Midwest wind and hail	Apr. 6-8	Alabama, Georgia, Indiana, Kansas, Kentucky, Nebraska, Ohio, Tennessee	976	$10 million
Midwest wind and hail	Apr. 13-15	Illinois, Indiana, Iowa, Wisconsin	3,360	$38 million
Midwest wind, hail and flood	Jun. 18-22	Indiana, Ohio, Wisconsin	535	$5 million
Midwest wind, hail and flood	Jul. 19-21	Illinois, Kentucky, Missouri, Tennessee and Wisconsin	472	$6 million
Midwest wind, hail and flood	Aug. 23-25	Illinois, Indiana, Minnesota, Wisconsin	337	$8 million
Midwest wind, hail and flood	Oct. 2-4	Illinois, Indiana, Iowa, Michigan, Minnesota, Ohio, Wisconsin	1,479	$35 million

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Three-month 2006 net savings from favorable development on prior period reserves improved the combined ratio by 4.9 percentage points. In last year’s third quarter, savings improved the ratio by 6.5 percentage points.

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Nine-month 2006 net savings from favorable development improved the combined ratio by 1.5 percentage points. In the comparable 2005 period, savings improved the ratio by 3.5 percentage points. The year-over-year differences largely related to development on commercial casualty losses, which can fluctuate due to the nature and size of liability policies and limits, such as those on commercial umbrella policies.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2006	2005	Change %	2006	2005	Change %
Written premiums	$582	$546	6.5	$1,853	$1,741	6.4

Earned premiums	$602	$564	6.7	$1,783	$1,678	6.3

Loss and loss expenses excluding catastrophes	363	307	18.1	1,020	942	8.4
Catastrophe loss and loss expenses	14	53	(73.4)	77	62	24.4
Commission expenses	109	110	(0.5)	331	325	2.1
Underwriting expenses	74	64	14.2	190	160	18.5
Policyholder dividends	3	3	39.4	12	7	56.5
Underwriting profit	$39	$27	44.9	$153	$182	(16.0)

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	60.2%	54.4%		57.3%	56.1%
Catastrophe loss and loss expenses	2.3	9.5		4.3	3.7
Loss and loss expenses	62.5	63.9		61.6	59.8
Commission expenses	18.2	19.5		18.6	19.4
Underwriting expenses	12.2	11.4		10.6	9.5
Policyholder dividends	0.5	0.4		0.6	0.5
Combined ratio	93.4%	95.2%		91.4%	89.2%

Commercial Lines Insurance Highlights

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6.5 percent growth in three-month 2006 commercial lines net written premiums with a 6.4 percent nine-month increase. 2006 net written premium growth rates were increased by the effect of reinsurance reinstatement premiums in the third quarter of 2005. These added 1.0 and 0.3 percentage points, respectively, to the growth rates for the three and nine months ended September 30, 2006.

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$89 million in new commercial lines business written directly by agencies in third-quarter 2006, up 25.1 percent. Nine-month new commercial lines business rose 18.5 percent to $244 million.

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91.4 percent nine-month 2006 commercial lines combined ratio. The ratio rose 2.2 percentage points largely because of higher catastrophe losses, a lower level of savings from favorable development on prior period reserves and rising loss severity, including an increase in the number of losses greater than $1 million.

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0.8 percentage-point decrease in nine-month commercial lines commission expense ratio, primarily due to lower profit-sharing commissions on lower overall underwriting profits.

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1.2 percentage-point increase in nine-month noncommission expense ratio, including policyholder dividends. The rise largely was due to higher technology and staffing expenses. Stock option expense contributed 0.5 percentage points.

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Commercial property and commercial casualty – the company’s two largest commercial business lines – reported strong growth and healthy profitability, with nine-month loss and loss expense ratios excluding catastrophes improved from the year ago period.

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Commercial auto and workers’ compensation results in line with previous announcement. In addition to rising loss severity and a higher number of new large losses, commercial auto results reflected the increasing competition in the commercial lines marketplace and workers’ compensation reflected a review we made of established case reserves.

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Continued commercial lines growth anticipated due to strong agency relationships, which promoted healthy new business growth and policyholder retention.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2006	2005	Change %	2006	2005	Change %
Written premiums	$198	$215	(8.0)	$570	$608	(6.1)

Earned premiums	$189	$201	(5.9)	$579	$605	(4.4)

Loss and loss expenses excluding catastrophes	126	128	(1.9)	355	370	(4.2)
Catastrophe loss and loss expenses	13	13	6.4	53	21	153.9
Commission expenses	38	41	(8.0)	121	126	(4.1)
Underwriting expenses	20	20	2.3	66	65	1.9
Underwriting profit (loss)	$(8)	$(1)	(670.2)	$(16)	$23	(169.2)

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	66.6%	63.9%		61.3%	61.1%
Catastrophe loss and loss expenses	7.1	6.3		9.2	3.5
Loss and loss expenses	73.7	70.2		70.5%	64.6
Commission expenses	20.1	20.5		20.8	20.8
Underwriting expenses	10.6	9.8		11.5	10.7
Combined ratio	104.4%	100.5%		102.8%	96.1%

Personal Lines Insurance Highlights

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8.0 percent decrease in three-month 2006 personal lines net written premiums with a 6.1 percent nine-month decrease. 2006 net written premium growth rates include the net effect of reinsurance reinstatement premiums and assumed pool adjustments in the third quarter of 2005. These reduced the decline by 0.8 and 0.3 percentage points, respectively, for the three and nine months ended September 30, 2006.

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14.4 percent increase in third-quarter new personal lines business to $9 million compared with $8 million in the third quarter of 2005, the first quarter-over-quarter increase in new personal lines business since the fourth quarter of 2002. New personal lines business written directly by agencies was $24 million in the first nine months of 2006, compared with $25 million in year-ago period.

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102.8 percent nine-month 2006 personal lines combined ratio. The 6.7 percentage-point increase reflected a 5.7 percentage point rise in the contribution from catastrophe losses.

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Increase in three- and nine-month noncommission underwriting expense ratio, largely due to higher technology and staffing expenses. The adoption of stock option expensing contributed 0.4 and 0.5 percentage points to the three- and nine-month increases, respectively.

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Diamond, the company’s personal lines policy processing system, in use in 13 states that represent approximately 90 percent of total 2005 personal lines earned premium volume. 2006 rollout to Georgia, Kentucky, Minnesota, Missouri, Tennessee and Wisconsin agents completed on schedule. Plans for 2007 include the introduction of Diamond in Pennsylvania, Virginia and other low-volume states.

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Personal auto – the company’s largest personal business line – reported healthy profitability, with the nine-month loss and loss expense ratio excluding catastrophe losses improved from the year ago period.

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Homeowner results in line with previous announcement. In addition to rising loss severity and a higher number of new large losses, homeowner results reflect industrywide trends of higher material costs and insured property values as well as rising deductibles.

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Decrease in full-year 2006 personal lines premiums expected. Effective July 1, a limited program of policy credits to incorporate insurance scores into pricing of personal auto and homeowner policies was introduced in most states where the Diamond system is in use. This program lowers premiums for some existing policyholders. These changes can contribute to higher levels of new business and improved policyholder retention by making rates more competitive for agents’ better customers.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Life Insurance Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2006	2005	Change %	2006	2005	Change %
Written premiums	$40	$56	(28.7)	$121	$163	(25.6)

Earned premiums	$28	$25	9.4	$84	$78	6.9
Investment income, net of expenses	27	25	9.2	81	73	10.0
Other income	0	1	(20.6)	2	3	0.5
Total revenues, excluding realized investment gains and losses	55	51	8.8	167	154	8.3
Policyholder benefits	33	27	21.2	92	77	19.2
Expenses	9	12	(19.8)	33	37	(9.9)
Total benefits and expenses	42	39	9.1	125	114	9.7
Net income before income tax and realized investment gains and losses	13	12	7.8	42	40	4.2
Income tax	4	4	7.0	15	13	12.4
Net income before realized investment gains and losses	$9	$8	8.2	$27	$27	0.0

Life Insurance Highlights

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$121 million in nine-month total life insurance operations net written premiums, compared with $163 million in year-ago period. Written premiums include life insurance, annuity and accident and health premiums.

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13.2 percent increase to $94 million in statutory written premiums for term and other life insurance products in the first nine months of 2006. Since late 2005, the company has de-emphasized annuities because of an unfavorable interest rate environment. Statutory written annuity premiums decreased to $24 million in the first nine months of 2006 from $77 million in the comparable prior period.

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8.2 percent rise in face amount of life policies in force to $55.691 billion at September 30, 2006, from $51.493 billion at year-end 2005.

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$11 million increase in nine-month benefits and expenses primarily due to higher mortality expenses compared with the year-earlier periods, although mortality experience remained within pricing guidelines. Adoption of stock option expensing added approximately $1 million to other operating expenses.

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29.4 percent rise in first-nine month 2006 term life insurance written premiums, benefiting from the 2005 introduction of a new series of term products. Termsetter Plus series includes an optional return-of-premium feature. Response to the new portfolio has been favorable, with approximately 25 percent of applications requesting the return-of-premium feature.

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Cash value accumulation universal life products introduced for adults and children to further round out the universal life portfolio.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Investment Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2006	2005	Change %	2006	2005	Change %
Investment income:
Interest	$74	$70	6.1	$225	$208	8.2
Dividends	67	64	5.2	194	180	7.5
Other	4	2	130.0	11	6	78.8
Investment expenses	(1)	(2)	9.9	(5)	(4)	(14.4)
Total net investment income	144	134	7.5	425	390	9.0
Investment interest credited to contract holders	(14)	(13)	(3.4)	(40)	(38)	(6.0)
Net realized investment gains and losses:
Realized investment gains and losses	(2)	12	(117.3)	667	41	1,519.9
Change in valuation of embedded derivatives	2	5	(56.0)	5	(2)	353.6
Other-than-temporary impairment charges	0	(1)	nm	(1)	(1)	41.7
Net realized investment gains (losses)	0	16	nm	671	38	1,683.6
Investment operations income	$130	$137	(4.8)	$1,056	$390	171.1

Balance Sheet

(Dollars in millions except share data)			At September 30,	At December 31,
			2006	2005
Balance sheet data
Invested assets			$13,104	$12,702
Total assets			17,671	16,003
Short-term debt			49	0
Long-term debt			791	791
Shareholders' equity			6,464	6,086
Book value per share			37.32	34.88
Debt-to-capital ratio			11.5%	11.5%

	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2006	2005	2006	2005
Performance measures
Comprehensive income (loss)	$455	$(59)	$609	$(39)
Return on equity, annualized	7.4%	7.7%	17.0%	9.1%
Return on equity, annualized, based on comprehensive income	29.1	(3.9)	12.9	(0.8)

Investment and Balance Sheet Highlights

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7.5 percent increase in three-month pretax net investment income with 9.0 percent increase for the nine months. Fifth Third Bancorp, the company’s largest equity holding, contributed 44.2 percent of total nine-month dividend income.

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Growth in investment income reflected new investments, higher interest income from the growing fixed-maturity portfolio and increased dividend income from the common stock portfolio. In addition, proceeds from the sale of the ALLTEL Corporation holding used to make the applicable tax payments in June 2006 were invested in short-term instruments that generated approximately $5 million in interest income in the first nine months of 2006.

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$15 million annually in additional investment income expected from dividend increases announced during the 12 months ended September 30, 2006, by Fifth Third and another 37 of the 49 common stock holdings in the equity portfolio.

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$671 million in nine-month net realized investment gains (pretax) including $647 million due to the first-quarter sale of the company’s holdings of ALLTEL common stock.

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Book value of $37.32 at September 30, 2006, up $2.44 from year-end 2005 level. Invested assets at September 30, 2006, rose from year-end 2005 because of new investments, interest-rate-driven improvement in bond values and appreciation of the equity portfolio.

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142,566 shares repurchased in third quarter. Raised nine-month repurchase activity to 2.15 million shares for a total cost of $95 million.

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$4.616 billion in statutory surplus for the property casualty insurance group at September 30, 2006, compared with $4.194 billion at year-end 2005. The ratio of common stock to statutory surplus for the property casualty insurance group portfolio was 92.6 percent at September 30, 2006, compared with 97.0 percent at year-end 2005.

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30.9 percent ratio of investment securities held at the holding-company level to total holding-company-only assets at September 30, 2006, comfortably within management’s below-40 percent target.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP).

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information about the company, please visit www.cinfin.com.

For additional information or to register for this morning’s conference call webcast, please visit www.cinfin.com/investors.

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2005 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 21. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

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Increased frequency and/or severity of claims

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Inaccurate estimates or assumptions used for critical accounting estimates

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Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Downgrade of the company’s financial strength ratings,

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Concerns that doing business with the company is too difficult

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace or

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Regulations or laws that change industry or company practices for our agents.

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Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

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Actions of insurance departments, state attorneys general or other regulatory agencies that:

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Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

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Increase our expenses

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Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

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Limit our ability to set fair, adequate and reasonable rates

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Place us at a disadvantage in the marketplace or

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Restrict our ability to execute our business model, including the way we compensate agents

•

Sustained decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular a sustained decline in the market value of Fifth Third Bancorp (NASDAQ:FITB) shares, a significant equity holding

•

Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

•

Events that lead to a significant decline in the value of a particular security and impairment of the asset

•

Prolonged medium- and long-term low interest rate environment or other factors that limit the company’s ability to generate growth in investment income

•

Adverse outcomes from litigation or administrative proceedings

•

Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

•

Events, such as an avian flu epidemic, natural catastrophe or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Cincinnati Financial Corporation

Consolidated Balance Sheets

(Dollars in millions except per share data)	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2006—$5,719; 2005—$5,387)	$5,790	$5,476
Equity securities, at fair value (cost: 2006—$2,574; 2005—$2,128)	7,256	7,106
Short-term investments, at fair value (amortized cost: 2005—$75)	0	75
Other invested assets	58	45
Cash and cash equivalents	239	119
Securities lending collateral	1,016	0
Investment income receivable	115	117
Finance receivable	106	105
Premiums receivable	1,166	1,116
Reinsurance receivable	701	681
Prepaid reinsurance premiums	13	14
Deferred policy acquisition costs	458	429
Land, building and equipment, net, for company use (accumulated depreciation: 2006—$253; 2005—$232)	185	168
Other assets	63	66
Separate accounts	505	486
Total assets	$17,671	$16,003

LIABILITIES
Insurance reserves
Loss and loss expense reserves	$3,878	$3,661
Life policy reserves	1,389	1,343
Unearned premiums	1,623	1,559
Securities lending payable	1,016	0
Other liabilities	459	455
Deferred income tax	1,497	1,622
Notes payable	49	0
6.125% senior notes due 2034	371	371
6.9% senior debentures due 2028	28	28
6.92% senior debenture due 2028	392	392
Separate accounts	505	486
Total liabilities	11,207	9,917

SHAREHOLDERS' EQUITY
Common stock, par value-$2 per share; authorized: 2006-500 million shares, 2005- 500 million shares; issued: 2006-195 million shares, 2005-194 million shares	391	389
Paid-in capital	1,005	969
Retained earnings	2,714	2,088
Accumulated other comprehensive income	3,093	3,284
Treasury stock at cost (2006—22 million shares, 2005—20 million shares)	(739)	(644)
Total shareholders' equity	6,464	6,086
Total liabilities and shareholders' equity	$17,671	$16,003

Cincinnati Financial Corporation

Consolidated Statements of Income

(In millions except per share data)	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
REVENUES
Earned premiums
Property casualty	$791	$765	$2,362	$2,283
Life	28	25	84	78
Investment income, net of expenses	144	134	425	390
Realized investment gains and losses	0	16	671	38
Other income	4	4	14	12
Total revenues	967	944	3,556	2,801

BENEFITS AND EXPENSES
Insurance losses and policyholder benefits	549	528	1,596	1,470
Commissions	156	160	478	476
Other operating expenses	83	74	243	213
Taxes, licenses and fees	19	17	58	52
Increase in deferred policy acquisition costs	(5)	(5)	(27)	(23)
Interest expense	13	13	39	39
Other expenses	4	6	12	12
Total benefits and expenses	819	793	2,399	2,239

INCOME BEFORE INCOME TAXES	148	151	1,157	562

PROVISION (BENEFIT) FOR INCOME TAXES
Current	23	19	363	126
Deferred	10	15	(6)	17
Total provision for income taxes	33	34	357	143

NET INCOME	$115	$117	$800	$419

PER COMMON SHARE
Net income—basic	$0.67	$0.67	$4.61	$2.39
Net income—diluted	$0.66	$0.66	$4.56	$2.37

Since 1996, Cincinnati Financial has disclosed the estimated impact of stock options on net income and earnings per share in a Note to the Financial Statements. For the three and nine months ended September 30, 2005, diluted net income would have been reduced by approximately 2 cents and 6 cents per share, if option expense, calculated using the binomial option-pricing model, were included as an expense.

***

Definitions of Non-GAAP Information and
Reconciliation to Comparable GAAP Measures

(See attached tables for 2006 and 2005 data; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments – when analyzing both GAAP and certain non-GAAP measures may improve understanding of trends in the underlying business, helping avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•

Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities and embedded derivatives without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•

Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•

Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

•

Written premium adjustment – statutory basis only: In 2002, the company refined its estimation process for matching property casualty written premiums to policy effective dates, which added $117 million to 2002 written premiums. To better assess ongoing business trends, management may exclude this adjustment when analyzing trends in written premiums and statutory ratios that make use of written premiums.

•

Codification: Adoption of Codification of Statutory Accounting Principles was required for Ohio-based insurance companies effective January 1, 2001. The adoption of Codification changed the manner in which the company recognized statutory property casualty written premiums. As a result, 2001 statutory written premiums included $402 million to account for unbooked premiums related to policies with effective dates prior to January 1, 2001. To better assess ongoing business trends, management excludes this $402 million when analyzing written premiums and statutory ratios that make use of written premiums.

•

Life insurance gross written premiums: In analyzing the life insurance company’s gross written premiums, management excludes five larger, single-pay life insurance policies (bank-owned life insurance or BOLIs) written in 2004, 2002, 2000 and 1999 to focus on the trend in premiums written through the independent agency distribution channel.

•

One-time charges or adjustments: Management analyzes earnings and profitability excluding the impact of one-time items.

○

In 2003, as the result of a settlement negotiated with a vendor, pretax results included the recovery of $23 million of the $39 million one-time, pretax charge incurred in 2000.

○

In 2000, the company recorded a one-time charge of $39 million, pre-tax, to write down previously capitalized costs related to the development of software to process property casualty policies.

○

In 2000, the company earned $5 million in interest in the first quarter from a $303 million single-premium BOLI policy that was booked at the end of 1999 and segregated as a separate account effective April 1, 2000. Investment income and realized investment gains and losses from separate accounts generally accrue directly to the contract holder and, therefore, are not included in the company’s consolidated financials.

Cincinnati Financial Corporation
Quarterly Net Income Reconciliation

(In millions except per share data)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05	6/30/06	6/30/05	9/30/06	9/30/05	12/31/06	12/31/05

Net income		$115	$132	$552	$183	$117	$158	$144	$684	$302	$800	$419		$602
One-time item		0	0	0	0	0	0	0	0	0	0	0		0
Net income before one-time item		115	132	552	183	117	158	144	684	302	800	419		602
Net realized investment gains and losses		0	6	421	16	10	8	6	426	14	427	24		40
Operating income before one-time item		115	126	131	167	107	150	138	258	288	373	395		562
Less catastrophe losses		(18)	(41)	(26)	(28)	(43)	(9)	(2)	(67)	(11)	(85)	(54)		(82)
Operating income before catastrophe losses and one-time item		$133	$167	$157	$195	$150	$159	$140	$325	$299	$458	$449		$644

Diluted per share data
Net income		$0.66	$0.76	$3.13	$1.03	$0.66	$0.89	$0.81	$3.90	$1.70	$2.13	$2.37		$3.40
One-time item		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00
Net income before one-time item		0.66	0.76	3.13	1.03	0.66	0.89	0.81	3.90	1.70	2.13	2.37		3.40
Net realized investment gains and losses		0.00	0.04	2.39	0.09	0.05	0.05	0.03	2.43	0.08	2.43	0.14		0.23
Operating income before one-time item		0.66	0.72	0.74	0.94	0.61	0.84	0.78	1.47	1.62	4.56	2.23		3.17
Less catastrophe losses		(0.10)	(0.24)	(0.14)	(0.16)	(0.24)	(0.05)	(0.01)	(0.38)	(0.06)	(0.48)	(0.30)		(0.46)
Operating income before catastrophe losses and one-time item		$0.76	$0.96	$0.88	$1.10	$0.85	$0.89	$0.79	$1.85	$1.68	$5.04	$2.53		$3.63

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Consolidated

(Dollars in millions)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05	6/30/06	6/30/05	9/30/06	9/30/05	12/31/06	12/31/05
Premiums
Adjusted written premiums (statutory)		$787	$804	$796	$765	$764	$780	$787	$1,600	$1,567	$2,387	$2,332		$3,097
Written premium adjustment – statutory only		(7)	10	33	(38)	(3)	10	10	43	20	36	17		(21)
Reported written premiums (statutory)*		$780	$814	$829	$727	$761	$790	$797	$1,643	$1,587	$2,423	$2,349		$3,076
Unearned premiums change		11	(21)	(51)	48	4	(25)	(44)	(72)	(73)	(60)	(66)		(19)
Earned premiums		$791	$793	$778	$775	$765	$765	$753	$1,571	$1,518	$2,362	$2,283		$3,058

Statutory combined ratio
Reported statutory combined ratio*		96.4%	93.7%	89.6%	85.8%	96.6%	86.6%	87.3%	91.7%	86.9%	93.2%	90.1%		89.0%
Written premium adjustment – statutory only		nm	nm	nm	nm	nm	nm	nm	nm	nm	nm	nm		nm
One-time item		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0		0.0
Adjusted statutory combined ratio		96.4%	93.7%	89.6%	85.8%	96.6%	86.6%	87.3%	91.7%	86.9%	93.2%	90.1%		89.0%
Less catastrophe losses		3.5	8.0	5.0	5.6	8.6	2.0	0.3	6.5	1.1	5.5	3.6		4.1
Adjusted statutory combined ratio excluding catastrophe losses		92.9%	85.7%	84.6%	80.2%	88.0%	84.6%	87.0%	85.2%	85.8%	87.7%	86.5%		84.9%

Reported commission expense ratio*		19.3%	17.6%	18.1%	20.4%	20.3%	19.3%	16.8%	17.9%	18.0%	18.3%	18.8%		19.2%
Written premium adjustment – statutory only		nm	nm	nm	nm	nm	nm	nm	nm	nm	nm	nm		nm
One-time item		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0		0.0
Adjusted commission expense ratio		19.3%	17.6%	18.1%	20.4%	20.3%	19.3%	16.8%	17.9%	18.0%	18.3%	18.8%		19.2%

Reported other expense ratio*		11.9%	10.8%	10.8%	11.6%	10.8%	10.3%	9.8%	10.8%	10.0%	11.2%	10.2%		10.5%
Written premium adjustment – statutory only		nm	nm	nm	nm	nm	nm	nm	nm	nm	nm	nm		nm
One-time item		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0		0.0
Adjusted other expense ratio		11.9%	10.8%	10.8%	11.6%	10.8%	10.3%	9.8%	10.8%	10.0%	11.2%	10.2%		10.5%

Reported statutory expense ratio*		31.2%	28.4%	28.9%	32.0%	31.1%	29.6%	26.6%	28.7%	28.0%	29.5%	29.0%		29.7%
Written premium adjustment – statutory only		nm	nm	nm	nm	nm	nm	nm	nm	nm	nm	nm		nm
One-time item		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0		0.0
Adjusted statutory expense ratio		31.2%	28.4%	28.9%	32.0%	31.1%	29.6%	26.6%	28.7%	28.0%	29.5%	29.0%		29.7%

GAAP combined ratio
GAAP combined ratio		96.1%	94.5%	92.0%	83.9%	96.6%	87.5%	88.9%	93.3%	88.2%	94.2%	91.0%		89.2%
One-time item		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0		0.0
GAAP combined ratio before one-time item		96.1%	94.5%	92.0%	83.9%	96.6%	87.5%	88.9%	93.3%	88.2%	94.2%	91.0%		89.2%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.
nm - Not meaningful
* Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Commercial Lines

(Dollars in millions)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05	6/30/06	6/30/05	9/30/06	9/30/05	12/31/06	12/31/05
Premiums
Adjusted written premiums (statutory)		$589	$593	$635	$584	$547	$557	$617	$1,228	$1,174	$1,817	$1,721		$2,306
Written premium adjustment -- statutory only		(7)	10	33	(36)	(1)	9	12	43	21	36	20		(16)
Reported written premiums (statutory)*		$582	$603	$668	$548	$546	$566	$629	$1,271	$1,195	$1,853	$1,741		$2,290
Unearned premiums change		20	(4)	(86)	28	18	(3)	(78)	(90)	(81)	(69)	(63)		(36)
Earned premiums		$602	$599	$582	$576	$564	$563	$551	$1,181	$1,114	$1,783	$1,678		$2,254

Statutory combined ratio
Reported statutory combined ratio*		94.1%	89.6%	87.5%	84.3%	95.5%	83.9%	85.5%	88.6%	84.6%	90.3%	88.1%		87.1%
Written premium adjustment -- statutory only		nm	nm	nm	nm	nm	nm	nm	nm	nm	nm	nm		nm
One-time item		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0		0.0
Adjusted statutory combined ratio		94.1%	89.6%	87.5%	84.3%	95.5%	83.9%	85.5%	88.6%	84.6%	90.3%	88.1%		87.1%
Less catastrophe losses		2.3	5.6	5.1	2.4	9.5	0.4	1.1	5.3	0.8	4.3	3.6		3.4
Adjusted statutory combined ratio excluding catastrophe losses		91.8%	84.0%	82.4%	81.9%	86.0%	83.5%	84.4%	83.3%	83.8%	86.0%	84.5%		83.7%

GAAP combined ratio
GAAP combined ratio		93.4%	90.3%	90.5%	82.1%	95.2%	84.8%	87.5%	90.4%	86.1%	91.4%	89.2%		87.4%
One-time item		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0		0.0
GAAP combined ratio before one-time item		93.4%	90.3%	90.5%	82.1%	95.2%	84.8%	87.5%	90.4%	86.1%	91.4%	89.2%		87.4%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.
nm - Not meaningful
* Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Personal Lines

(Dollars in millions)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/06	9/30/06	6/30/06	3/31/0	12/31/05	9/30/05	6/30/05	3/31/05	6/30/06	6/30/05	9/30/06	9/30/05	12/31/06	12/31/05
Premiums
Adjusted written premiums (statutory)		$198	$211	$161	$181	$217	$223	$170	$372	$393	$570	$611		$791
Written premium adjustment -- statutory only		0	0	0	(2)	(2)	1	(2)	0	(1)	0	(3)		(5)
Reported written premiums (statutory)*		$198	$211	$161	$179	$215	$224	$168	$372	$392	$570	$608		$786
Unearned premiums change		(9)	(17)	35	20	(14)	(22)	34	18	8	9	(3)		17
Earned premiums		$189	$194	$196	$199	$201	$202	$202	$390	$404	$579	$605		$804

Statutory combined ratio
Reported statutory combined ratio*		104.0%	106.4%	98.1%	90.1%	99.9%	93.6%	94.0%	101.6%	93.7%	102.3%	95.7%		94.3%
Written premium adjustment -- statutory only		nm	nm	nm	Nm	nm	nm	nm	nm	nm	nm	nm		nm
One-time item		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0		0.0
Adjusted statutory combined ratio		104.0%	106.4%	98.1%	90.1%	99.9%	93.6%	94.0%	101.6%	93.7%	102.3%	95.7%		94.3%
Less catastrophe losses		7.0	15.6	5.0	14.9	6.3	6.2	2.0	10.3	2.1	9.2	3.5		6.3
Adjusted statutory combined ratio excluding catastrophe losses		97.0%	90.8%	93.1%	75.2%	93.6%	87.4%	96.0%	91.3%	91.6%	93.1%	92.2%		88.0%

GAAP combined ratio
GAAP combined ratio		104.4%	107.6%	96.4%	89.0%	100.5%	95.3%	92.7%	102.0%	94.0%	102.8%	96.1%		94.4%
One-time item		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0		0.0
GAAP combined ratio before one-time item		104.4%	107.6%	96.4%	89.0%	100.5%	95.3%	92.7%	102.0%	94.0%	102.8%	96.1%		94.4%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.
nm - Not meaningful
* Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.